November 9, 2021 Dear Griffin Realty Trust, Inc. Class AA Stockholder: On November 5, 2021, Comrit Investments I, Limited Partnership (“Comrit”) commenced an unsolicited offer to purchase up to $4,000,000 of shares of Class AA common stock, par value $0.001 per share (the “Class AA Common Stock”), of Griffin Realty Trust, Inc. (“GRT”), at a price of $6.91 per share in cash (the “Comrit Offer”). You should expect to receive offer materials for the Comrit Offer, if you have not received them already. GRT is not in any way affiliated with Comrit and is not making any recommendation on whether you should accept or decline the Comrit Offer. GRT is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, to inform you of its position, if any, with respect to the Comrit Offer. After carefully evaluating the Comrit Offer and consulting with our management and such advisors as we have deemed appropriate, the board of directors of GRT (the “Board”) has determined that GRT will remain neutral and makes no recommendation on whether any holders of Class AA Common Stock should accept or decline the Comrit Offer. In determining that GRT will remain neutral and make no recommendation on whether any holders of Class AA Common Stock should accept or decline the Comrit Offer, the Board considered, among other things, the following: 1) The most recent published net asset value per share (“NAV”) for GRT’s Class AA Common Stock was $9.04 as of June 30, 2021. On October 1, 2021, GRT reported that it had suspended its quarterly publishing of its NAV in light of certain strategic initiatives it was pursuing and that it intended to resume publishing an NAV by June 30, 2022. The Comrit Offer price is $6.91 per share, or approximately 24% less than the most recently published NAV. 2) Because the Class AA Common Stock is not listed on any national exchange, there is a limited market for shares of Class AA Common Stock. 3) Currently, holders of Class AA Common Stock may not redeem their shares through GRT’s Share Redemption Plan (the “SRP”). As also announced on October 1, 2021, GRT has suspended the SRP. Prior to that suspension, redemptions under the SRP were limited (a) to those sought upon a stockholder’s death, qualifying disability or determination of incompetence or incapacitation in accordance with the terms of the SRP and (b) a quarterly cap on aggregate redemptions equal to the aggregate NAV, as of the last business day of the previous quarter, of the shares issued pursuant to GRT’s dividend reinvestment plan during such quarter. 4) The Board will continue to consider the liquidity options available to holders of Class AA Common Stock going forward in connection with its pursuit of what is in the best interests of GRT and its stockholders. It is possible that in the future additional liquidity will be made available to you. However, GRT can make no assurances as to whether that will happen, the timing or terms of any such liquidity or whether any such liquidity will be available at a price in excess of the Comrit Offer price. 5) The Comrit Offer provides a means for holders of Class AA Common Stock to obtain liquidity with respect to their shares, albeit at a lower price than the most recently published NAV per share.

6) Class AA Common Stockholders that tender their shares will assign their right to receive distributions that are paid after January 3, 2022 (or such other date to which the Comrit Offer may be extended). 7) The Board makes no assurances with respect to future distributions on the Class AA Common Stock. The Board notes each holder of Class AA Common Stock must evaluate whether to tender his or her shares of Class AA Common Stock in the Comrit Offer and that an individual holder of Class AA Common Stock may determine to tender based on, among other considerations, such stockholder’s individual liquidity needs. In making a decision as to whether to tender his or her shares of Class AA Common Stock in the Comrit Offer, each Class AA Common Stockholder should keep in mind that the Board makes no assurances with respect to (i) future distributions (which can change periodically), (ii) the timing of providing liquidity to holders of Class AA Common Stock or the price such holder might receive upon a sale of its shares or (iii) the timing or amount of the next published NAV. Each holder of Class AA Common Stock should carefully review all of the Comrit Offer documents, as well as GRT’s publicly available annual, quarterly and other reports (available on its website at www.grtreit.com and www.sec.gov), and consult with its own financial, tax and other advisors and/or broker and consider his or her individual circumstances in evaluating the Comrit Offer before deciding whether to tender his or her shares. In summary, GRT remains neutral with regard to the Comrit Offer and makes no recommendation as to whether any holder of Class AA Common Stock should accept or decline the Comrit Offer. GRT urges each holder of Class AA Common Stock to consult with his or her own financial, tax and other advisors and/or broker and consider his or her individual circumstances, as well as the considerations set forth in the Comrit Offer and in this letter. We appreciate your trust in GRT and its Board and thank you for your continued support. Should you have any questions or need further information about your options, please feel free to contact GRT Investor Services at 888-926-2688. Sincerely, Kevin A. Shields Chairman of the Board and Executive Chairman Griffin Realty Trust, Inc.

Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this letter of Griffin Realty Trust, Inc., other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements may discuss, among other things, our future capital expenditures, distributions and acquisitions (including the amount and nature thereof), business strategies, the expansion and growth of our operations, our net sales, gross margin, operating expenses, operating income, net income, cash flow, financial condition, impairments, expenditures, capital structure, organizational structure, and other developments and trends of the real estate industry. Such statements are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws and regulations. See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 26, 2021, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 as filed with the SEC on May 7, 2021 and August 5, 2021, respectively, for a discussion of some, although not all, of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.